UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 28, 2016, Eagle Materials Inc. (the “Company”) entered into that certain Underwriting Agreement (the “Underwriting Agreement”), among the Company, the subsidiary guarantors identified therein (the “Subsidiary Guarantors”) and J.P. Morgan Securities LLC, as representative of the several underwriters (the “Underwriters”) identified on Schedule 1 thereto, with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of $350.0 million aggregate initial principal amount of its 4.500% senior notes due 2026 (the “Notes”).

The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-206222), which became effective automatically upon filing with the Securities and Exchange Commission (the “Commission”) on August 7, 2015, as amended by Post-Effective Amendment No. 1 thereto, which became effective automatically upon filing with the Commission on July 25, 2016 (as so amended, the “Registration Statement”). The closing of the Offering occurred on August 2, 2016.

In the Underwriting Agreement, which contains customary representations and warranties, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

First Supplemental Indenture and Notes

On August 2, 2016, the Company issued $350.0 million aggregate initial principal amount of the Notes under an Indenture dated as of May 8, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto, dated as of August 2, 2016 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.

Interest on the Notes is payable on February 1 and August 1 of each year, beginning on February 1, 2017, at a rate of 4.500% per year, and the Notes mature on August 1, 2026.

Ranking

The Notes are senior unsecured obligations of the Company and rank senior in right of payment to all existing and any future subordinated indebtedness of the Company and pari passu in right of payment to all existing and future senior indebtedness of the Company. The Notes are effectively subordinated to all future secured indebtedness and other secured obligations of the Company to the extent of the value of the assets securing such indebtedness or other obligations.

Guarantees

The Company’s obligations under the Notes and the Indenture are initially fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Subsidiary Guarantors, which include each of the Company’s majority-owned subsidiaries. In the future, the Company will cause any majority-owned subsidiary that guarantees (a) any debt facility of the Company or any other guarantor of the Notes with aggregate principal amount or commitments of at least $50.0 million or (b) any capital markets debt issued by the Company or any other guarantor of the Notes, to guarantee the Notes.

Optional Redemption

At any time prior to August 1, 2021, the Company may redeem the Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the greater of (a) 1.0% of the aggregate principal amount of the Notes redeemed and (b) the excess, if any, of (i) the present value as of such redemption date of (1) the redemption price of such Notes on August 1, 2021 (as set forth in the table appearing below), plus (2) all required interest payments due on such Notes through August 1, 2021 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points, over (ii) the then-outstanding principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

On or after August 1, 2021, the Company may redeem the Notes, in whole or in part, from time to time, at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2021	102.250%
2022	101.500%
2023	100.750%
2024 and thereafter	100.000%

In addition, at any time prior to August 1, 2019, the Company may, on any one or more occasions, redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings at a redemption price equal to 104.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption and that such redemption occurs within 120 days after the closing of any such equity offering.

Change of Control

If the Company experiences certain change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Covenants

The First Supplemental Indenture contains certain covenants that, among other things, impose restrictions on the business of the Company and its majority-owned subsidiaries. The restrictions that these covenants place on the Company and its majority-owned subsidiaries include limitations on their ability to:

•	create liens;

•	enter into sale/leaseback transactions; and

•	merge or consolidate with or convey, transfer or lease all or substantially all of the properties and assets of the Company or any Subsidiary Guarantor.

Events of Default

The First Supplemental Indenture also provides for certain events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The terms of the Notes, the Base Indenture and the First Supplemental Indenture are further described in the Prospectus Supplement dated July 28, 2016 relating to the Notes, filed with the Commission on July 29, 2016 (the “Prospectus Supplement”), under the caption “Description of the notes,” and the accompanying Prospectus dated July 25, 2016, under the captions “Description of debt securities” and “Description of guarantees of certain debt securities.” The descriptions do not purport to be complete and are qualified by reference to the Base Indenture, the First Supplemental Indenture and the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report and are incorporated herein by reference.

Credit Agreement Amendment

On August 2, 2016, the Company entered into an Amendment No. 2 to Third Amended and Restated Credit Agreement with the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder (the “Credit Agreement Amendment”), which amended that certain Third Amended and Restated Credit Agreement, dated as of October 30, 2014, by and among the same parties (as amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of August 10, 2015, and the Credit Agreement Amendment, the “Credit Agreement”).

The Credit Agreement Amendment amends the Credit Agreement, among other things, to (i) extend the maturity date thereunder until August 2, 2021 and (ii) add certain provisions requiring the addition of subsidiaries of the Company as guarantors thereunder upon the occurrence of certain events in order to align the Credit Agreement with the obligations under the Indenture.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Company.

The description relating to the Indenture and the Notes in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01.	Other Events

On July 28, 2016, the Company announced the pricing of the Notes to be issued and sold pursuant to the Offering. The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In addition, in connection with the Offering, the Company is filing the opinions of Sidley Austin LLP, Crowe & Dunlevy, Woodburn and Wedge and Quarles & Brady LLP as part of this Current Report that is to be incorporated by reference into the Registration Statement. The foregoing opinions are filed herewith as Exhibits 5.1, 5.2, 5.3 and 5.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 28, 2016, by and among Eagle Materials Inc., the guarantor parties identified therein and J.P. Morgan Securities LLC, as representative of the several underwriters identified on Schedule 1 thereto.

4.1	Indenture, dated as of May 8, 2009, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on May 11, 2009).

4.2	First Supplemental Indenture, dated as of August 2, 2016, among Eagle Materials Inc., the guarantor parties identified therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 4.500% Senior Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Crowe & Dunlevy.

5.3	Opinion of Woodburn and Wedge.

5.4	Opinion of Quarles & Brady LLP.

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of August 2, 2016, among the Company, the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of Crowe & Dunlevy (included in Exhibit 5.2).

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.3).

23.4	Consent of Quarles & Brady LLP (included in Exhibit 5.4).

99.1	Press release dated July 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
D. Craig Kesler Executive Vice President – Finance and Administration and Chief Financial Officer

Date: August 2, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of July 28, 2016, by and among Eagle Materials Inc., the guarantor parties identified therein and J.P. Morgan Securities LLC, as representative of the several underwriters identified on Schedule 1 thereto.

4.1	Indenture, dated as of May 8, 2009, between Eagle Materials Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed with the Commission on May 11, 2009).

4.2	First Supplemental Indenture, dated as of August 2, 2016, among Eagle Materials Inc., the guarantor parties identified therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Form of 4.500% Senior Note due 2026 (included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP.

5.2	Opinion of Crowe & Dunlevy.

5.3	Opinion of Woodburn and Wedge.

5.4	Opinion of Quarles & Brady LLP.

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of August 2, 2016, among the Company, the lenders identified therein and JPMorgan Chase Bank, N.A., as the administrative agent, issuing bank and swingline lender thereunder.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2	Consent of Crowe & Dunlevy (included in Exhibit 5.2).

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.3).

23.4	Consent of Quarles & Brady LLP (included in Exhibit 5.4).

99.1	Press release dated July 28, 2016.